FOR IMMEDIATE RELEASE	Contact: Julie Koenig Loignon
(502) 636-4502 (office)
(502) 262-5461 (mobile)
juliek@kyderby.com

CHURCHILL DOWNS INCORPORATED EXPLORES OPTIONS TO CONDUCT
FAIR GROUNDS RACE MEET AT HARRAH’S LOUISIANA DOWNS

LOUISVILLE, Ky. (Sept. 2, 2005) - Churchill Downs Incorporated (“CDI” or “Company”) (Nasdaq: CHDN) is exploring options to conduct a portion of Fair Grounds Race Course’s 2005-2006 live race meet at Louisiana Downs in Bossier City, La. In making the announcement, CDI’s President and Chief Executive Officer Thomas H. Meeker also elaborated on CDI’s ongoing efforts to locate and provide financial assistance to its Louisiana employees, as well as other offers of assistance from within the horse racing industry.

Discussions Underway to Conduct Fair Grounds Race Dates at Louisiana Downs

“While we are still assessing the state of our Louisiana business operations, it is highly improbable that we could conduct a race meet at Fair Grounds Race Course given the level of devastation now evident throughout the New Orleans community,” said Meeker. “We are currently in discussions with the management team at Louisiana Downs, its parent company, Harrah’s Entertainment Inc., and our horsemen to determine the feasibility of running a portion of Fair Grounds’ 2005-2006 race dates at Harrah’s Louisiana Downs. We hope to have more concrete information to share with regards to a revised racing schedule in a matter of days.”

Company Efforts Continue to Locate Louisiana Employees

“Our primary focus continues to be locating our Louisiana team members who have been displaced by the storm to get them immediate aid in the form of paychecks, benefit information and additional forms of assistance,” Meeker continued. “We have established the CDI Louisiana Employee Hotline (877-244-5536), a toll-free number that puts our Louisiana team members in direct contact with our corporate office where human resources personnel are ready to assist them. Louisiana employees can also send their contact information to us through Fair Grounds’ Web site, www.fgno.com. To date, we have received hundreds of calls and electronic messages from Louisiana our team members, who are scattered across the country. We sincerely appreciate the assistance offered by media outlets and our contacts throughout the horse racing industry in publicizing our employee hotline.”

CDI Employees Raising Funds to Aid Coworkers

“CDI has an emergency relief fund in place to help its employees across the country,” added Meeker. “The Company’s HORSE Program (Helping Others Receive Support in Emergencies) was designed to provide financial aid to employees and their dependent families in times of emergency, and CDI employees company-wide are making donations to the HORSE Program to help their Louisiana coworkers. Our Company will also participate in industry-wide efforts to raise funds for Louisiana horsemen and their families.”

Sam Houston Race Park Offers Assistance
“We have received a generous offer of support from the management team at Sam Houston Race Park in Houston, Texas,” remarked Meeker. “Through our efforts to locate our Louisiana team members, we have learned that many of them are now in the Houston area. The team at Sam Houston, which conducts both Quarter Horse and Thoroughbred racing, is prepared to offer employment opportunities to our displaced employees. We sincerely appreciate the track’s willingness to reach out to our Louisiana team members in their time of need.”

As the Company has previously stated, CDI carries insurance on Fair Grounds and its affiliated businesses to cover property loss and business interruptions.

Churchill Downs Incorporated, headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. The Company’s racetracks in California, Florida, Illinois, Indiana, Kentucky and Louisiana host 121 graded-stakes events and many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Hollywood Gold Cup and Arlington Million. CDI racetracks have hosted nine Breeders’ Cup World Thoroughbred Championships - more than any other North American racing company. CDI also owns off-track betting facilities and has interests in various television production, telecommunications and racing services companies that support CDI’s network of simulcasting and racing operations. CDI trades on the Nasdaq National Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

This news release contains forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,”“believe,”“could,”“estimate,”“expect,”“intend,”“may,”“might,”“plan,”“predict,”“project,”“should,”“will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from our expectations include: the effect of global economic conditions; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; the impact of live racing day competition with other Florida, Louisiana and California racetracks within those respective markets; costs associated with our efforts in support of alternative gaming initiatives; costs associated with our Customer Relationship Management initiatives; a substantial change in law or regulations affecting our pari-mutuel and gaming activities; a substantial change in allocation of live racing days; litigation surrounding the Rosemont, Illinois, riverboat casino; changes in Illinois law that impact revenues of racing operations in Illinois; a decrease in riverboat admissions subsidy revenue from our Indiana operations; the impact of an additional Indiana racetrack and its wagering facilities near our operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; our ability to adequately integrate acquired businesses; market reaction to our expansion projects; any business disruption associated with our facility renovations; the loss of our totalisator companies or their inability to provide adequate reliance on their internal control processes through SAS 70 reports or to keep their technology current; the need for various alternative gaming approvals in Louisiana; our accountability for environmental contamination; the loss of key personnel and the volatility of our stock price.

- END -